Exhibit 23.2

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement (Form S-8 No. 333-135440) pertaining to the Consolidated Communications, Inc. 401(k) Plan and Consolidated Communications 401(k) Plan for Texas Bargaining Associates,
(ii)	Registration Statement (Form S-8 No. 333-128934) pertaining to the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan,
(iii)	Registration Statement (Form S-8 No. 333-166757) pertaining to the Consolidated Communications, Inc. 2005 Long-Term Incentive Plan,
(iv)	Registration Statement (Form S-8 No. 333-182597) pertaining to the SureWest Communications Employee Stock Ownership Plan of Consolidated Communications Holdings, Inc.,
(v)	Registration Statement (Form S-8 to Form S-4/A No. 333-198000) pertaining to the Hickory Tech Corporation 1993 Stock Award Plan;
(vi)	Registration Statement (Form S-8 No. 333-203974) pertaining to the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan, and
(vii)	Registration Statement (Form S-4 No. 333-215758) pertaining to the Consolidated Communications Holdings, Inc. registration of common stock of our report dated February 28, 2017, with respect to the financial statements of GTE Mobilnet of Texas RSA #17 Limited Partnership and of our report dated February 26, 2016, with respect to the financial statements of Pennsylvania RSA No. 6(II) Limited Partnership included in this Annual Report (Form 10-K) of Consolidated Communications Holdings, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Orlando, Florida

February 28, 2017